Exhibit 99.1

PRESS RELEASE

Jeryl L. Hilleman Joins Ocera Therapeutics as Chief Financial Officer

Ocera to Present at the Stifel Healthcare Conference on September 12, 2013

SAN DIEGO, CA (September 3, 2013) — Ocera Therapeutics (NASDAQ:OCRX), a clinical stage biopharmaceutical company focused on acute and chronic orphan liver diseases, today announced that Jeryl L. Hilleman has been appointed chief financial officer effective September 3, 2013. Ms. Hilleman will replace Dana McGowan who will continue with the company during a transition period in which the company plans to move its headquarters to Northern California.

“I am very pleased that an executive with Jeri’s skills, global experience and proven expertise is joining our senior management team,” said Linda Grais, M.D., president and chief executive officer of Ocera. “Her extensive public company experience, both in and outside of the biotech industry, combined with her operational leadership, will be invaluable as we execute on our immediate business priority to initiate a Phase 2b clinical trial of OCR-002 for the treatment of acute hepatic encephalopathy. I would also like to thank Dana McGowan for her many contributions and years of dedication to Ocera.”

“Ocera has the potential to transform both acute and chronic treatment of critical liver conditions, with significant potential to save lives.” said Jeri Hilleman. “The opportunity to join Ocera to help realize this potential is exciting and I’m pleased to be joining such a knowledgeable team.”

Ms. Hilleman has over two decades experience as CFO of both private and public companies, including taking four companies public. Most recently, Ms. Hilleman has provided independent financial and strategic consulting for biotech and cleantech companies. From 2008 to 2012, Ms. Hilleman served as CFO of Amyris, Inc., a multi-national, renewable products company based in California and Brazil. Prior to Amyris, Ms. Hilleman served as CFO of Symyx Technologies, a public company selling instruments, software and research services to pharmaceutical and chemical companies, and led the finance function at two public biotechnology companies, Geron Corporation and Cytel Corporation. Ms. Hilleman is also a member of the board of directors and chair of the audit committee of Xenoport (NASDAQ:XNPT). Ms. Hilleman holds an A.B. from Brown University and an M.B.A. from the Wharton Graduate School of Business.

Please join Ms. Hilleman, Dr. Grais and other members of Ocera management at a company presentation at the Stifel Healthcare Conference taking place at the Four Seasons Hotel in Boston, MA September 11-12, 2013. Ocera’s presentation is scheduled for Thursday, September 12th at 1:30 PM ET in the Winthrop Room.

A live audio webcast of the presentation will be available in the “Investors” section of Ocera’s website, www.ocerainc.com.

About Ocera Therapeutics

Ocera Therapeutics, Inc. is a clinical stage biopharmaceutical company focused on the development and commercialization of proprietary compounds to treat acute and chronic orphan liver diseases. Ocera’s lead drug candidate OCR-002 (ornithine phenylacetate), which has been granted Orphan Disease and Fast Track status from FDA, is an ammonia scavenger in clinical development to treat hyperammonemia and associated hepatic encephalopathy in patients with liver cirrhosis, acute liver failure and acute liver injury. For additional information, please see www.ocerainc.com.

Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the progress and timing of clinical trials. Typically, these statements contain words such as “believe”, “anticipate”, “expect”, “plan”, “intend”, “project”, “estimate” and similar expressions. These and other forward-looking statements speak only as of the date of this release and are subject to substantial risks and uncertainties and other important factors that may cause Ocera’s actual results, performance, or achievements to differ materially from those anticipated, expressed, or implied by forward-looking statements. Additional risks and uncertainties are described more fully in Ocera’s Form 10-Q for the quarter ended June 30, 2013 filed on August 14, 2013 with the Securities and Exchange Commission. Please note that Ocera undertakes no obligation to update any of the forward-looking statements included herein.

Inquiries

Susan Sharpe

Director, Corporate Communications

Ocera Therapeutics, Inc.

(919) 328-1109

ssharpe@ocerainc.com